Exhibit 10.1

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (“Fourth Amendment”) is hereby made and entered into this 26th day of February, 2007, by and between KDC-CAROLINA INVESTMENTS 3, LP, a Delaware limited partnership (“Landlord”), and 3D SYSTEMS CORPORATION, a Delaware corporation (“Tenant”).

R E C I T A L S:

WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated February 8, 2006 (the “Lease Agreement”); and

WHEREAS, Landlord and Tenant amended the Lease Agreement pursuant to the terms and conditions of that certain First Amendment to Lease Agreement dated effective as of June 15, 2006 (the “First Amendment”), that certain Second Amendment to Lease Agreement dated effective as of October 6, 2006 (the “Second Amendment”) and that certain Third Amendment to Lease Agreement dated effective as of December 18, 2006 (the “Third Amendment”); and

WHEREAS, Exhibit F to the Lease Agreement provides, among other things, that in the event that certain Scope Changes (as defined in Exhibit F to the Lease Agreement) occur, either (a) Base Rent (as defined in the Lease Agreement) will be adjusted as provided for in Exhibit F, or (b) Tenant shall have the right to fund all or such portion of such excess costs in which case Base Rent will not be adjusted as a result of such Tenant expenditures; and

WHEREAS, Landlord and Tenant desire to further amend the Lease Agreement, as amended by the First Amendment, Second Amendment and Third Amendment, as set forth in this Fourth Amendment and to set forth agreed upon adjustments to Base Rent in order to execute an Acknowledgment Letter (in the form of Exhibit E to the Lease Agreement) as required pursuant to the terms of the Lease Agreement.

A G R E E M E N T:

NOW, THEREFORE, for and in consideration of the premises and Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Defined Terms.  All capitalized but undefined terms used in this Fourth Amendment shall have the meaning given such terms in the Lease Agreement.

2.             Initial Term.  Each party acknowledges that Section 4(a) is hereby amended to reflect the mutual understanding that the Commencement Date and the Rent Commencement Date of the Initial Term is November 22, 2006 and the Expiration Date of the Initial Term shall be at 11:59 p.m. (Rock Hill, South Carolina local time) on August 31, 2021, the 177th month following the Commencement Date.

3.             Base Rent and Additional Rent.  Pursuant to Exhibit E to the Lease Agreement, each party acknowledges that Section 5(a) of the Lease is hereby amended as follows:

a.               The Rent Commencement Date under the Lease is November 22, 2006.

b.              Base Rent amounts are amended as follows:

Lease Period	Monthly Base Rent
Months 1-57	$55,133
Months 58-117	$58,443
Months 118-177	$61,940

4.             Renewal of the Term.  Each party acknowledges that the Tenant has paid certain Tenant Improvement Costs pursuant to the Lease, as amended by the First Amendment, Second Amendment and Third Amendment.  In recognition of the fact that Tenant has paid these amounts, the computation of any future rental rate in connection with the Renewal Terms shall be computed without regard to the cost or value of these Tenant Improvements, so that Tenant is not required to pay again for such Tenant Improvements (although Landlord acknowledges that Tenant has paid for same). Section 6(c) of the Lease is hereby amended to reflect the mutual understanding that the computation of Fair Market Rent will not include such Tenant Improvement Costs and that in considering “comparable buildings located in the Rock Hill, South Carolina area and that are comparable in size, design, and quality to the Building” as required by such Sections in determining Fair Market Rent, such “quality of the building” shall exclude such the Tenant Improvement Costs paid by the Tenant.

5.             No Further Amendment.  The Lease Agreement shall remain in full force and effect, as modified by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment effective as of the date first above written.

LANDLORD:

KDC-CAROLINA INVESTMENTS 3, LP, a Delaware limited partnership

By:	KDC-Carolina Investments 3 GP, LLC, a Delaware limited liability company, its General Partner

	By:	Koll Development Company I, LP, a Delaware limited partnership, its Sole Member

		By:	SWV, LLC, a Delaware limited liability company, its General Partner

			By:	/s/ Tobin C. Grove
Tobin C. Grove, President

TENANT:

3D SYSTEMS CORPORATION,
a Delaware corporation

By:	/s/ Abraham N. Reichental
Abraham N. Reichental
President and Chief Executive Officer